Exhibit 99.3

Contact:

Lee Jacobson

Vice President

Investor Relations

617-638-2065

Janice D. Walker

Vice President

Corporate Communications

617-638-2047

News for Immediate Release

First Marblehead Announces Strategic Investment by GS Capital Partners

$260.5 million Cash Equity Commitment; $1 billion Goldman Sachs Warehouse Facility

Investor Conference Call Today at 11:00 A.M.

Boston, MA, December 21, 2007 – The First Marblehead Corporation (NYSE: FMD) today has entered into a definitive agreement with GS Capital Partners (“GSCP”) pursuant to which GSCP will invest up to $260.5 million equal to 19.99% of the shares currently outstanding upon closing of the transaction.

In conjunction with this strategic equity investment, Goldman Sachs has committed to offer the Company a $1 billion warehouse facility that will allow the Company to access a new source of funding for its business. This is a first step in utilizing other funding alternatives to further diversify and strengthen the Company’s business model.

GSCP will invest $59.8 million today to acquire securities convertible into 5.3 million shares of Common Stock at a conversion price of $11.24 per share.  Upon receipt of regulatory clearances and determinations, GSCP will invest up to $200.7 million to acquire additional securities convertible into up to 13.4 million shares of Common Stock, at a conversion price of $15.00 per share.  The convertible securities are non-voting and have no coupon and a nominal liquidation preference. The securities to be acquired by GSCP will, on an as converted basis, represent 16.7% of First Marblehead’s outstanding Common Stock.  GSCP will not hold more than 9.9% of the Company’s voting shares at any time. Under the terms of the agreement, GSCP will have the right to designate one member of the Company’s Board of Directors.  The second step of the transaction is expected to be completed during the Company’s current fiscal year.

“The fundamentals of our business are strong, and we remain encouraged and excited about our growth prospects.  We see strong demand for loans in our second fiscal quarter and continue to believe that private student loans are an important source of college funding.

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“We welcome Goldman Sachs’ equity investment and warehouse financing, and its validation of First Marblehead’s unique business model,” said Jack Kopnisky, Chief Executive Officer and President of First Marblehead.  “Goldman Sachs’ investment and financing provides our Company with additional capital resources to fund our long-term strategy.  In the current market, we plan to continue to focus on prudent credit underwriting.  We believe this will allow us to provide the greatest value to our shareholders, our clients, students and their parents, and to our employees.”

Henry Cornell, a Goldman Sachs Managing Director, COO of Goldman Sachs’ Principal Investment Area and Member of its Investment Committee, said, “GS Capital Partners has a long history of investing globally in financial services companies.  Our investment in First Marblehead represents a long-term commitment and is consistent with our strategy of investing in market leaders with strong business models that should benefit from strategic relationships with Goldman Sachs.  It also highlights our ability to move quickly and provide capital in the current period of market dislocation. We are pleased to support a leading provider of quality products and services exclusively to the private student loan market.”

In order to preserve capital and maximize liquidity in challenging market conditions, First Marblehead’s Board of Directors reviewed its dividend policy and decided to eliminate the regular quarterly cash dividend for the foreseeable future. The payment of dividends on December 21st will continue as previously declared.

First Marblehead also expects to make changes to the assumptions used in estimating the fair value of its service receivables at December 31, 2007.  The Company expects these assumption changes to result in an aggregate pre-tax charge to its service receivables of approximately $170-$185 million or approximately 18-20% of the service receivables as of September 30, 2007. More than half of the adjustment results from estimated changes related to the future cost of variable rate debt and for the discount rate used in estimating the fair value of the service receivables. This adjustment reflects prudent changes in underlying assumptions. The final amount of the adjustment will not be determined until the end of the second fiscal quarter.

First Marblehead will host a conference call for investors today at 11:00 AM (December 21, 2007). Investors and other interested parties are invited to listen to the conference call by dialing (866) 271-5140 in the United States or (617) 213-8893 from abroad (pass code 46257682), or via a simultaneous internet broadcast on the Company’s Web site at www.firstmarblehead.com, under Investors.

A replay will be available on First Marblehead’s Web site for 14 days, beginning shortly after completion of the call. The replay will also be available for 14 days by dialing (888) 286-8010 from the U.S. or (617) 801-6888 from abroad, and entering the pass code 59878360.

First Marblehead was advised by Credit Suisse and WilmerHale LLP. GSCP was advised by Goldman Sachs and Cleary Gottlieb Steen & Hamilton LLP.

Additional information about this transaction will be available in a Current Report on Form 8-K to be filed with the SEC.

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About The First Marblehead Corporation – First Marblehead provides financial solutions that help students achieve their dreams.  The Company helps meet the growing demand for private education loans by providing national and regional financial institutions and educational institutions, as well as businesses and other enterprises, with an integrated suite of design, implementation and securitization services for student loan programs. First Marblehead supports responsible lending for borrowers and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally guaranteed loans before considering private education loans. For more information, go to www.firstmarblehead.com.

About Goldman Sachs & GS Capital Partners – Founded in 1869, Goldman, Sachs & Co. is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1992, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division. Goldman Sachs’ Principal Investment Area has formed 13 investment vehicles aggregating $56 billion of capital raised. GS Capital Partners VI is the current primary investment vehicle for Goldman Sachs to make large, privately negotiated equity investments.

Statements in this press release regarding GSCP’s subsequent acquisition of shares of common stock and convertible securities, and the commitment to a warehouse financing facility for First Marblehead, First Marblehead’s future business growth and financing activities, demand for private student loans, changes in First Marblehead’s performance assumptions and the resulting decrease in its net income, future dividends to be paid on shares of First Marblehead’s common stock, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of December 21, 2007.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: closing conditions to the subsequent investment of GSCP, including favorable regulatory determinations and expiration of applicable antitrust waiting periods; First Marblehead’s success in structuring securitizations or alternative financings; the size, structure and timing of such securitizations or alternative financings; degradation of credit quality or performance of the loan portfolios of the trusts that First Marblehead structures and derogatory actions by rating agencies with respect to securities issued by such trusts;  continued variance between the actual performance of securitization trusts and the key assumptions used to estimate the present value of additional structural advisory fees and residual revenues; First Marblehead’s loan facilitation volumes and relationships with key clients; and  the other factors set forth under the caption “Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2007.  Important factors that could cause or contribute to differences between the actual performance of the securitization trusts and our key assumptions include economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the underlying securitized loan portfolio, capital market receptivity to private student loan asset-backed securities and interest rate trends.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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